                                                                   EXHIBIT 15(c)


                                AMENDMENT NO.  1
                              AMENDED AND RESTATED
                MASTER DISTRIBUTION PLAN PURSUANT TO RULE 12b-1


         The Amended and Restated Master Distribution Plan (the "Plan"), pursuant to Rule 12b-1 of Short-Term Investments Trust, a Delaware business Trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                 "APPENDIX A TO
                 AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                          SHORT-TERM INVESTMENTS TRUST

         The Trust shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each class as designed below, a Distribution Fee* determined by applying the annual rate set forth below as to each class to the average daily net asset value of the class for the plan year, computed in a manner used for the determination of the offering price of shares of the class.

TREASURY PORTFOLIO                                                           ANNUAL RATE
------------------                                                           -----------
Personal Investment Class                                                        0.75%

Private Investment Class                                                         0.50%

Resource Class                                                                   0.20%

Cash Management Class                                                            0.10%

TREASURY TAXADVANTAGE PORTFOLIO                                              ANNUAL RATE
-------------------------------                                              -----------
Private Investment Class                                                         0.50%

GOVERNMENT AGENCY PORTFOLIO                                                  ANNUAL RATE
---------------------------                                                  -----------
Private Investment Class                                                         0.50%

Resource Class                                                                   0.20%

Cash Management Class                                                            0.10%



----------------------------

     * The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable class. The amount of the Distribution Fee is subject to any applicable limitations imposed from time to time by applicable Rules of the National Association of Securities Dealers, Inc."

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated                   , 1998
     -------------------



                                          SHORT-TERM INVESTMENTS TRUST




Attest:                                   By:
       ------------------------              ------------------------------
        Assistant Secretary                             President




(SEAL)

[FUND MANAGEMENT LOGO]         FUND MANAGEMENT COMPANY
                               SHAREHOLDER SERVICE AGREEMENT


                              (BROKER-DEALERS AND BANKS)

                                              _________________________, 19_____

Fund Management Company
11 Greenway Plaza, Suite 1919
Houston, Texas  77046-1173

Gentlemen:

       We desire to enter into an Agreement with Fund Management Company ("FMC") as agent on behalf of the funds listed on Schedule A hereto (the "Funds"), for the provision of continuing personal shareholder services to our clients who are shareholders of, and/or the administration of accounts in, the Funds. We understand that this Shareholder Service Agreement (the "Agreement") has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 (the "1940 Act") by each of the Funds, under a Distribution Plan (the "Plan") adopted pursuant to said Rule, and is subject to applicable rules of the National Association of Securities Dealers, Inc. ("NASD"). This Agreement defines the services to be provided by us for which we are to receive payments pursuant to the Plan. The Plan and the Agreement have been approved by a majority of the directors or trustees of the applicable Fund in accordance with the requirements of Rule 12b-1. The terms and conditions of this Agreement will be as follows:

1. We will provide continuing personal shareholder services and/or administrative support services to our customers who may from time to time beneficially own shares of the Funds, including but not limited to, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling into any of several special investment plans offered in connection with the purchase of the Funds, forwarding sales literature, assisting in the establishment and maintenance of customer accounts and records and in the processing of purchase and redemption transactions, investing dividends and capital gains distributions automatically in shares of the Funds and providing such other services as FMC or the customer may reasonably request, and you will pay us a fee periodically. We represent that we will accept payment of fees hereunder only so long as we continue to provide such services.

2. Shares of the Funds purchased by us on behalf of our clients may be registered in our name or the name of our nominee. The client will be the beneficial owner of the shares of the Funds purchased and held by us in accordance with the client's instructions and the client may exercise all applicable rights of a holder of such Shares. We agree to transmit to FMC in a timely manner, all purchase orders and redemption requests of our clients and to forward to each client all proxy statements, periodic shareholder reports and other communications received from FMC by us on behalf of our clients. FMC on behalf of the Funds agrees to pay

Shareholder Service Agreement                                           Page 2

       all out-of-pocket expenses actually incurred by us in connection with the transfer by us of such proxy statements and reports to our clients as required under applicable law or regulation.

3. We agree to transfer to the Funds' custodian, in a timely manner as set forth in the applicable prospectus, federal funds in an amount equal to the amount of all purchase orders placed by us on behalf of our clients and accepted by FMC. In the event that FMC fails to receive such federal funds on such date (other than through the fault of FMC or the Fund's custodian), we will indemnify the applicable Fund or FMC against any expense (including overdraft charges) incurred by the applicable Fund or FMC as a result of the failure to receive such federal funds.

4. We agree to make available, upon FMC's request, such information relating to our clients who are beneficial owners of Fund shares and their transactions in such shares as may be required by applicable laws and regulations or as may be reasonably requested by FMC.

5. We agree to transfer record ownership of a client's Fund shares to the client promptly upon the request of a client. In addition, record ownership will be promptly transferred to the client in the event that the person or entity ceases to be our client.

6. We acknowledge that if we use AIM LINK(TM) we are solely responsible for the registration of account information for FMC's and A I M Fund Services, Inc.'s ("AFS") subaccounting customers through AIM LINK(TM), and that neither FMC, AFS nor any Fund is responsible for the accuracy of such information; and we will indemnify and hold harmless FMC, AFS and the Funds for any claims or expenses resulting from the inaccuracy or inadequacy of such information.

7. We will provide such facilities and personnel (which may be all or any part of the facilities currently used in our business, or all or any personnel employed by us) as may be necessary or beneficial in carrying out the purposes of this Agreement.

8. Neither we nor any of our employees or agents are authorized to make any representation to our clients concerning the Funds except those contained in the then current applicable prospectus applicable to the Funds, copies of which will be supplied to us by FMC; and we will have no authority to act as agent for any Fund. Neither a Fund nor A I M Advisors, Inc. ("AIM") will be a party, nor will they be represented as a party, to any agreement that we may enter into with our clients and neither a Fund nor AIM will participate, directly or indirectly, in any compensation that we may receive from our clients in connection with our acting on their behalf with respect to this Agreement.

9. In consideration of the services and facilities described herein, we will receive a maximum annual service fee, payable monthly, as set forth in Schedule A. We understand that this Agreement and the payment of such fees has been authorized and approved by the Board of Directors or Trustees of the applicable Fund, and that the payment of fees hereunder is subject to limitations imposed by the rules of the NASD. Service fees may be remitted to us net of any amounts due and payable to FMC, AIFS or the Funds from us. A schedule of fees relating to subaccounting and administration is attached hereto as Schedule B.

Shareholder Service Agreement                                           Page 3


10. FMC reserves the right, at its discretion and without notice, to suspend the sale of any Fund shares or withdraw the sale of shares of a Fund.

11. We represent that our activities on behalf of our clients and pursuant to this Agreement either (i) are not such as to require our registration as a broker-dealer with the Securities and Exchange Commission (the "SEC") or in the state(s) in which we engage in such activities, or (ii) we are registered as a broker-dealer with the SEC and in the state(s) in which we engage in such activities.

12. If we are a broker-dealer registered with the SEC, we represent that we are a member in good standing of the NASD, and agree to abide by the Rules of Fair Practice of the NASD and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Our expulsion from the NASD will automatically terminate this agreement without notice. Our suspension from the NASD or a violation by us of applicable state and federal laws and rules and regulations of authorized regulatory agencies will terminate this agreement effective upon notice received by us from FMC.

13. This Agreement or Schedule A hereto may be amended at any time without our prior consent by FMC, by mailing a copy of an amendment to us at the address set forth below. Such amendment will become effective on the date set forth in such amendment unless we terminate this Agreement within thirty (30) days of our receipt of such amendment.

14. This Agreement may be terminated at any time by FMC on not less than 60 days' written notice to us at our principal place of business. We, on 60 days' written notice addressed to FMC at its principal place of business, may terminate this Agreement. FMC may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. FMC's failure to terminate for any cause will not constitute a waiver of FMC's right to terminate at a later date for any such cause. This Agreement will terminate automatically in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a) (4) of the 1940 Act.

15. All communications to FMC will be sent to it at P.O. Box 4333, Houston, Texas 77210-4333. Any notice to us will be duly given if mailed or telegraphed to us at the address shown on this Agreement.

16. We agree that under this Agreement we will be acting as an independent contractor and not as your employee or agent, nor as an employee or agent of the Funds, and we may not hold ourselves out to any other party as your agent with the authority to bind you or the Funds in any manner.

17. We agree that this Agreement and the arrangement described herein are intended to be non-exclusive and that either of us may enter into similar agreements and arrangements with other parties.

Shareholder Service Agreement                                           Page 4


18. This Agreement will become effective as of the date when it is executed and dated below by FMC. This Agreement and all rights and obligations of the parties hereunder will be governed by and construed under the laws of the State of Texas.


                                        --------------------------------------
                                        (Firm Name)


                                        --------------------------------------
                                        (Address)


                                        --------------------------------------
                                        City/State/Zip/County

                                        BY:
                                                  ----------------------------

                                        Name:
                                                  ----------------------------

                                        Title:
                                                  ----------------------------

                                        Dated:
                                                  ----------------------------

                                        For administrative convenience, please
                                        supply the following information, which
                                        may be updated in writing at any time.
                                        Wiring instructions for service fees
                                        payable by FMC:


                                        ----------------    ------------------
                                        (Bank Name)         (Bank ABA Number)


                                        --------------------------------------
                                        (Reference Account Name and Number)
                                        Contact person for operational issues:


                                        ----------------    ------------------
                                        (Name)              (Phone Number)

ACCEPTED:

FUND MANAGEMENT COMPANY

BY:
      -------------------------

Name:
      -------------------------

Title:
      -------------------------

Dated:
      -------------------------

Shareholder Service Agreement                                           Page 5


                                   SCHEDULE A

FUNDS                                                                                           FEE
-----                                                                                           ---
Short-Term Investments Co.
--------------------------

         Prime Portfolio - Personal Investment Class                                            .40%*

         Prime Portfolio - Private Investment Class                                             .25%

         Prime Portfolio - Resource Class                                                       .16%

         Prime Portfolio - Cash Management Class                                                .08%

         Liquid Assets Portfolio - Private Investment Class                                     .25%

         Liquid Assets Portfolio - MSTC Cash Reserves Class                                     .20%

         Liquid Assets Portfolio - Cash Management Class                                        .08%

Short-Term Investments Trust
----------------------------

         Treasury Portfolio - Personal Investment Class                                         .40%*

         Treasury Portfolio - Private Investment Class                                          .25%

         Treasury Portfolio - Resource Class                                                    .16%

         Treasury Portfolio - Cash Management Class                                             .08%

         Treasury TaxAdvantage Portfolio - Private Investment Class                             .25%

         Government Agency Portfolio - Private Investment Class                                 .25%

         Government Agency Portfolio - Resource Class                                           .16%

         Government Agency Portfolio - Cash Management Class                                    .08%

Tax-Free Investments Co.
------------------------
         Cash Reserve Portfolio - Private Investment Class                                      .25%

          *Fees in excess of .25% are for services of an administrative nature, as described in Paragraph 1 of this Agreement.

Shareholder Service Agreement                                           Page 6

                                   SCHEDULE B
                     SUBACCOUNTING AND ADMINISTRATION FEES



          We will be assessed a fee, payable monthly, in the amount of ______ basis points of our monthly average net assets managed by your affiliates. As described in the attached Shareholder Service Agreement, we understand that the amount of any service fees remitted to us will be net of any amounts due and payable to FMC, AFS or the Funds, including the ______ basis points of monthly average net assets related to subaccounting and administration services provided to us by AFS.